( BW)(IN-CUMMINS)(CUM) Cummins Inc. Reports Solid 2003 Second Quarter Earnings; Filtration and International Distributor Businesses Post Record Quarters; Engine Business Shows Significant Improvement

    Business Editors

    COLUMBUS, Ind.--(BUSINESS WIRE)--July 25, 2003--Cummins Inc. (NYSE:CUM) today reported second quarter earnings of $.34 per share, or $14 million profit after taxes, on sales of $1.54 billion.
    The stronger than expected earnings reflect record performance by the International Distributor and Filtration and Other Businesses. The quarter also represents significant improvement in the Engine Business, particularly due to increased sales in the Dodge Ram truck and a rebound in sales in the North American heavy-duty truck market. The performance in these three businesses bolstered profits significantly and the Power Generation Business moved closer to breakeven while absorbing $5 million of restructuring costs.
    "We believe this quarter's results demonstrate that we are well positioned for the market upturn. Three of our four businesses are performing well, and the fourth business has taken necessary actions to return to profitability," said Tim Solso, Chairman and Chief Executive Officer. "We are delivering the right products to the market for our customers. We are generating positive cash flow, while funding important product development programs. We remain committed to paying an attractive dividend to our shareholders and providing a good return to all our stakeholders. We will continue to tightly manage spending and believe we will benefit strongly as our markets continue to recover."

    Engine Business

    Total sales for the Engine Business in the second quarter were $889 million, a 5 percent increase from sales of $850 million a year ago. Revenues in automotive markets were 6 percent higher than the second quarter of 2002, with increases in our light-duty automotive business more than offsetting sales declines in medium-duty truck and bus engines. Overall revenue from Industrial markets was up 2 percent year-over-year, with increases in mining and government markets and decreases in revenues from rail and marine engines.
    The Engine Business continues to benefit from the successful launch of our complete line of emission-compliant engines. There are now more than 16,000 of the new ISX and ISM heavy-duty engines in the field, with almost 450 million miles of service accumulated. By October, the Company expects to have more than 25,000 engines in service, with close to one billion miles of reliable performance.
    The award-winning Cummins Turbo Diesel engine made for the Dodge Ram truck continues to perform very well and has strong market acceptance. Engine sales volume for the Dodge Ram over the last three quarters creates a new shipment record for Cummins. For the second consecutive year, our engine was named the best among all Chrysler engines and first among diesel engines for heavy-duty pickup trucks, as recently reflected in a report released by J.D. Powers and Associates.

    Power Generation

    Sales in the Power Generation Business for the second quarter were $307 million, essentially flat with the second quarter of 2002.
    In North America, revenues were down 2 percent compared to a year ago, with continued weak demand in our commercial genset business. Demand in our consumer business remained strong, with sales 2 percent higher than the second quarter of 2002. Outside North America, revenues increased 3 percent in total, with decreases in Latin America and parts of Asia more than offset by increases in Europe and Australia.

    Filtration and Other

    Revenues for the Filtration and Other Business were $265 million for the quarter, a 9 percent increase compared to the second quarter of 2002. This marks a record sales quarter for the segment, despite continued weakness across most markets it serves.
    Fleetguard secured another long-term supply agreement in the quarter with CNH Global N.V. and continues to pursue similar agreements with other major original equipment manufacturers. The segment also continues to benefit from the profitable growth of the Emission Solutions business. Emission Solutions continues to achieve growth targets, while funding technologies necessary to meet future emissions requirements.

    International Distributor

    Sales for the International Distributor Business were $169 million in the second quarter, an increase of 17 percent compared to sales of $145 million last year, with improvement across most regions.
    The International Distributor Business continues to demonstrate its stable earnings capabilities. Earnings performance reached a record level in the second quarter. This business is increasing parts and service revenues and is benefiting from best-practice sharing across distributors.

    Guidance

    Cummins expects third quarter earnings in the range of $.60 to $.70 per share. Our earnings guidance for the year remains in the previous range of $1.20 to $1.40 per share. The Company's free cash flow for the year is still expected to be in the range of $70 to $80 million - sufficient to fund our dividend and provide for some modest debt reduction in 2003. Cummins expects capital expenditures for the year to be below $110 million.

    Restatement Update

    On April 14th, the Company announced that it would restate prior period financial statements. This restatement required a re-audit of the 2000 and 2001 financial statements by the Company's new auditors, PricewaterhouseCoopers, LLP (PwC) since Arthur Andersen, LLP was Cummins auditors for those periods and is no longer providing auditing services. The Company is pleased to announce that the re-audit and restatement work is substantially complete.
    Cummins is completing financial statements and disclosures and expects to file the Company's 2002 Form 10-K as well as first and second quarter Form 10-Qs for 2003 in the near future. Until the Form 10-K is filed, the Company will not release comparisons with prior periods. Once Cummins files the 2002 Form 10-K, the Company will announce the date of its Annual Shareholders Meeting.
    Cummins Inc., a global power leader, is a corporation of complementary business units that design, manufacture, distribute and service engines and related technologies, including fuel systems, controls, air handling, filtration, emission solutions and electrical power generation systems. Headquartered in Columbus, Indiana, (USA) Cummins serves its customers through more than 500 company-owned and independent distributor locations in 131 countries and territories. With 23,700 employees worldwide, Cummins reported sales of $5.9 billion in 2002. Press releases by fax can be requested by calling News On Demand (toll free) at 888-329-2305. The Cummins home page can be found at www.cummins.com.
    Information provided in this release that is not purely historical is considered to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's expectations, hopes, beliefs and intentions on strategies regarding the future. It is important to note that the Company's actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time-to- time in Cummins Securities and Exchange Commission filings.
    Information in this press release includes certain non-GAAP financial measures. Such information is reconciled to what management believes is the most directly comparable GAAP financial measures, contained in this release, which will be furnished on a Form 8-K and may be accessed from the Cummins website at www.cummins.com.
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                             Cummins Inc.
                 (Millions, except per share amounts)
                               Unaudited

                                    FOR THE QUARTER ENDED

                                     June 29,  March 30, Year-to-Date
                                        2003       2003       2003

Net sales                              $1,539     $1,387       $2,926


As reported
  Earnings (loss) before interest
   and income taxes                        46        (14)          32
  Net earnings (loss)                      14        (34)         (20)

  Basic earnings (loss) per share        $.34      $(.86)       $(.52)
  Diluted earnings (loss) per share       .34       (.86)        (.52)

  Weighted-average number of shares
   for EPS
  Basic                                  39.0       38.9         39.0
  Diluted                                39.0       38.9         39.0



                             Cummins Inc.
                  Consolidated Statement of Earnings
                               Unaudited

                                        Second   First
                                        Quarter  Quarter  Year-to-Date
Millions, except per share amounts        2003    2003       2003

Net sales                                 $1,539  $1,387       $2,926
Cost of goods sold                         1,263   1,173        2,436
Gross margin                                 276     214          490
Selling and administrative expenses          200     195          395
Research and engineering expenses             50      46           96
Joint ventures and alliances (income)
 expense                                     (17)     (7)         (24)
Interest expense                              20      20           40
Other (income) expense, net                   (3)     (6)          (9)
Earnings (loss) before income taxes,
 minority interest, dividends on
 preferred securities of subsidiary
 trust and cumulative effect of change
 in accounting principle.                     26     (34)          (8)
Provision (benefit) for income taxes           5     (10)          (5)
Minority interest                              2       4            6
Dividends on preferred securities of
 subsidiary trust                              5       6           11
Net earnings (loss)                          $14    $(34)        $(20)

Earnings Per Share
  Basic                                     $.34   $(.86)       $(.52)
  Diluted                                   $.34   $(.86)       $(.52)
Average number of shares:
  Basic EPS                                 39.0    38.9         39.0
  Diluted EPS                               39.0    38.9         39.0

Cash dividends declared per share           $.30    $.30         $.60



                             Cummins Inc.
                 Consolidated Statement of Cash Flows
                               Unaudited

                                                        Second Quarter
                                                             Ended
Millions                                                June 29, 2003

Cash flows provided by (used in) operating activities
  Net earnings                                                    $14
  Adjustments to reconcile net earnings to net cash
    from operating activities:
      Depreciation and amortization                                54
      Equity in (income) losses of joint ventures and
       alliances                                                  (13)
      Minority interest                                             2
      Translation and hedging activities                            2
  Changes in assets and liabilities:
      Receivables                                                 (30)
      Proceeds (repayments) from sale of receivables                5
      Inventories                                                 (18)
      Accounts payable and accrued expenses                        25
      Other                                                        (7)
      Total adjustments                                            20
  Net cash provided by operating activities                        34

Cash flows provided by (used in) investing activities
  Property, plant and equipment:
    Capital expenditures                                          (27)
    Proceeds from disposals                                         2
  Investments in and advances to joint ventures and
   alliances                                                       21
  Purchases of marketable securities                              (26)
  Proceeds from sale of marketable securities                      37
  Net cash provided by investing activities                         7

Net cash provided by operating and investing activities            41

Cash flows provided by (used in) financing activities
  Proceeds from borrowings                                          9
  Payments on borrowings                                           (8)
  Net borrowings under short term credit agreements               (29)
  Dividend payments on common stock                               (13)
  Other                                                            (9)
  Net cash used in financing activities                           (50)
  Effect of exchange rate changes on cash and cash
   equivalents                                                      2

Net change in cash and cash equivalents                            (7)
Cash and cash equivalents at the beginning of the
 quarter                                                           66
Cash and cash equivalents at the end of the quarter               $59



                             Cummins Inc.
                          Segment Information
                               Unaudited

                    Power    Filtration International Elimina-
Millions  Engine  Generation And Other   Distributor   tions    Total

Second
 Quarter
 Ended
 June 29,
 2003

Net sales   $889       $307       $265          $169     $(91) $1,539
Earnings
 (loss)
 before
 interest
 and
 income
 taxes        24        (15)        25            12        -      46

First
 Quarter
 Ended
 March
 30, 2003
Net sales   $816       $267       $254          $136     $(86) $1,387
Earnings
 (loss)
 before
 interest
 and
 income
 taxes       (23)       (17)        20             6        -     (14)

Year-to-
 Date
 Ended
 June 29,
 2003
Net sales $1,705       $574       $519          $305    $(177) $2,926
Earnings
 (loss)
 before
 interest
 and
 income
 taxes         1        (32)        45            18        -      32



Product Revenues as Percent of Total Sales
------------------------------------------
% of Consolidated Sales          Q1      Q2      Q3      Q4     YTD
----------------------------------------------------------------------
2003:
----------------------------------------------------------------------
   Engines                         45      44                      44
----------------------------------------------------------------------
   Non-Engine Products             55      56                      56
----------------------------------------------------------------------
2002:
----------------------------------------------------------------------
   Engines                         44      46      51      41      46
----------------------------------------------------------------------
   Non-Engine Products             56      54      49      59      54
----------------------------------------------------------------------


Sales
-----

$Millions                        Q1      Q2      Q3      Q4     YTD
----------------------------------------------------------------------
2003:
----------------------------------------------------------------------
  Engine Business
----------------------------------------------------------------------
   Heavy-Duty Truck               236     266                     502
----------------------------------------------------------------------
   Medium Duty Truck+Bus          122     141                     263
----------------------------------------------------------------------
   Light Duty Auto+RV             222     228                     450
----------------------------------------------------------------------
   Industrial                     236     254                     490
----------------------------------------------------------------------
    TOTAL ENGINE BUSINESS         816     889                   1,705
----------------------------------------------------------------------
  Power Generation                267     307                     574
----------------------------------------------------------------------
  Int'l. Distributors             136     169                     305
----------------------------------------------------------------------
  Filtration / Other              254     265                     519
----------------------------------------------------------------------
  Eliminations                    (86)    (91)                   (177)
----------------------------------------------------------------------
   TOTAL                        1,387   1,539                   2,926
----------------------------------------------------------------------
2002:
----------------------------------------------------------------------
  Engine Business
----------------------------------------------------------------------
   Heavy-Duty Truck               219     265     378     207   1,069
----------------------------------------------------------------------
   Medium Duty Truck+Bus          138     157     191     113     599
----------------------------------------------------------------------
   Light Duty Auto+RV             157     179     236     209     781
----------------------------------------------------------------------
   Industrial                     262     249     228     247     986
----------------------------------------------------------------------
    TOTAL ENGINE BUSINESS         776     850   1,033     776   3,435
----------------------------------------------------------------------
  Power Generation                283     304     315     324   1,226
----------------------------------------------------------------------
  Int'l. Distributors             124     145     152     153     574
----------------------------------------------------------------------
  Filtration / Other              228     243     236     244     951
----------------------------------------------------------------------
  Eliminations                    (78)    (84)    (88)    (83)   (333)
----------------------------------------------------------------------
   TOTAL                        1,333   1,458   1,648   1,414   5,853
----------------------------------------------------------------------


Engine Shipments
----------------

Units                            Q1      Q2      Q3      Q4     YTD
----------------------------------------------------------------------
2003:
----------------------------------------------------------------------
   Midrange                    66,200  69,900                 136,100
----------------------------------------------------------------------
   Heavy-duty                  10,700  12,800                  23,500
----------------------------------------------------------------------
   High Horsepower              1,900   2,000                   3,900
----------------------------------------------------------------------
TOTAL                          78,800  84,700                 163,500
----------------------------------------------------------------------
2002:
----------------------------------------------------------------------
   Midrange                    60,500  67,000  71,800  65,800 265,100
----------------------------------------------------------------------
   Heavy-duty                  11,200  14,700  22,700   9,300  57,900
----------------------------------------------------------------------
   High Horsepower              2,100   2,100   2,200   2,500   8,900
----------------------------------------------------------------------
TOTAL                          73,800  83,800  96,700  77,600 331,900
----------------------------------------------------------------------
*T

    --30--BM/cg*

    CONTACT: Cummins Inc.
             Jason Rawlings, 812-377-7719